                                                                    EXHIBIT 3.17

                         CERTIFICATE OF INCORPORATION

                                      OF

                             COAL PROPERTIES CORP.

                                -----ooOoo-----

          1.  The name of the corporation is

                             COAL PROPERTIES CORP.

          2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Dollars ($100.00).

          5A. The name and mailing address of each incorporator is as follows:

               NAME                          MAILING ADDRESS
               ----                          ---------------
K. L. Husfelt                           100 West Tenth Street
                                        Wilmington, Delaware 19810

B. A. Schuman                           100 West Tenth Street
                                        Wilmington, Delaware 19810

E. L. Kinsler                           100 West Tenth Street
                                        Wilmington, Delaware 19810


          5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

               NAME                          MAILING ADDRESS
               ----                          ---------------
R. H. Freeman                           One Beacon Street
                                        Boston, Massachusetts 02108


          6.  The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the

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corporation may be kept (subject to any provision contained in the statutes)
outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of May, 1980.

                                          /s/ K. L. Husfelt
                                        -------------------------
                                              K. L. Husfelt

                                          /s/ B. A. Schuman
                                        -------------------------
                                              B. A. Schuman

                                          /s/ E. L. Kinsler
                                        -------------------------
                                              E. L. Kinsler

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

          COAL PROPERTIES CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said corporation, by the unanimous written amount of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

               RESOLVED, That this Board of Directors considers the amendment of the Company's Certificate of Incorporation by the addition thereto after paragraph "9" of a new paragraph numbered "10" and reading as set forth below to be advisable and in accordance with the desire of the Company's sole stockholder that the personal liability of the Company's directors be eliminated or limited except in certain specified instances:

                    10. A director of this corporation shall under no
               circumstance have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of directors.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said COAL PROPERTIES CORP. has caused this certificate to be signed by H. W. Williams, its President, and attested by J. L. Klinger, its Secretary, this 1st day of July, 1987.

(SEAL)

                         BY:  /s/ H.W. Williams
                              --------------------------
                                H. W. Williams , President



ATTEST:



By:  /s/ J. L. Klinger
     ------------------------
     J. L. Klinger, Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

     Coal Properties Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Coal Properties Corp., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholder of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That it is advisable to amend and restate Article 4 of the Corporation's Certificate of Incorporation as follows:

               "4. The total number of shares of all classes of capital stock which the corporation has the authority to issue is 59,952 which shall be divided into two classes as follows: 59,852 shares of Preferred Stock, par value TEN DOLLARS ($10) per share, and 100 shares of Common Stock, par value ONE DOLLAR ($1) per share.

                    The voting powers, preferences and other special rights and qualifications, limitations or restrictions of the above classes of stock are as follows:

                                PREFERRED STOCK

               The holders of the Preferred Stock shall be entitled to receive out of the surplus or net profits of the corporation, dividends, when and as declared by the directors, payable at such periods as shall be fixed by them, at the rate of 8% per annum on the par value of

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          such stock, and no more, before any dividend shall be paid or set apart for payment upon the Common Stock.

               The dividends on the Preferred Stock shall be noncumulative.

               In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of the Preferred Stock shall be entitled to be paid the sum of TEN DOLLARS ($10) per share and an amount equal to any declared and unpaid dividends thereon, before any amount shall be paid to the holders of the Common Stock, and after the payment to the holders of the Preferred Stock of such amounts, the remaining assets shall be distributed to the holders of the Common Stock.

               Except as required by law, the holders of the Preferred Stock shall not be entitled to a vote at any meeting of the shareholders or in respect of any written vote taken in lieu thereof.

               The Preferred Stock shall not be convertible into the Common Stock or any other class of stock of the corporation.

                                 COMMON STOCK

               Subject to the requirements of law and this Certificate of Incorporation, as amended from time to time, the holders of Common Stock shall (i) in the event of any liquidation, dissolution or other winding up of the corporation, whether voluntary or involuntary, and after all holders of the Preferred Stock shall have been paid in full the amount to which they shall be entitled, be entitled to receive all the remaining assets of the corporation, such assets to be distributed pro rata to holders of the Common Stock; and (ii) after payment in full of all dividends to which holders of the Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same shall be declared from time to time by the Board of Directors of the corporation out of funds legally available therefor. Except as otherwise required by law and the provisions of this Certificate of Incorporation, the holders of the Common Stock of the corporation possess full voting power for the election of directors and for all other purposes and each holder thereof shall be entitled to one vote for each share held by such holder."

     SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the sole stockholder of said corporation did, by action by written consent of said sole stockholder in lieu of a special meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware, approve and adopt said amendment, notice of such action by consent not being required under said Section 228 because said action was unanimous.

     THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware and, in accordance with the provisions of Section 103 thereof, shall become effective when filed with the Secretary of the State of Delaware.

     IN WITNESS WHEREOF, said Coal Properties Corp. has caused this certificate to be signed by Fred C. Raskin, its Senior Vice-President & Treasurer, and attested by Larry E. Scholl, its Vice-President, General Counsel and Secretary, this 30th, day of March, 1987
     ----         -----


                                             COAL PROPERTIES CORP.


                                             By /s/ Fred L. Ruskin
                                                ------------------
                                             Senior Vice-President
                                             and Treasurer



ATTEST:


By /s/ Larry E. Scholl
   -----------------------
   Vice President, General
   Counsel and Secretary

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